EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation of our report dated March 30, 2007 relating to the financial statements of MacroChem Corporation for the years ended December 31, 2006 and 2005 into the Registration Statement No. 333-132864 filed on Form S-1 and the Company's Registration Statement filed on Form S-8.


/S/ VITALE, CATURANO & COMPANY, LTD.
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VITALE, CATURANO & COMPANY, LTD.
April 12, 2007
Boston, Massachusetts












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